Exhibit 1.1

Industry Canada | Industrie Canada

Certificate of Continuance

Canada Business Corporations Act

Certificat de prorogation

Loi canadienne sur les sociétés par actions

Ur-Energy Inc.

Name of corporation-Dénomination de la société

437426-2

Corporation number-Numéro de la société

I hereby certify that the above-named corporation was continued under section 187 of the *Canada Business Corporations Act*, as set out in the attached articles of continuance.

Je certifie que la société susmentionnée a été prorogée en vertu de l'article 187 de la *Loi canadienne sur les sociétés par actions*, tel qu'il est indiqué dans les clauses de prorogation ci-jointes.

Richard G. Shaw
Director - Directeur

August 8, 2006 / le 8 août 2006

Date of Continuance - Date de la prorogation

Canada

DMS-OTTAWA #5652191 v. 1

Industry Canada | Industrie Canada
Canada Business Corporations Act | Loi canadienne sur les sociétés par actions

FORM 11
ARTICLES OF CONTINUANCE
(SECTION 187)

FORMULAIRE 11
CLAUSES DE PROROGATION
(ARTICLE 187)

1 — Name of the Corporation — Dénomination sociale de la société
Ur-Energy Inc.

2 — Taxation Year End — Fin de l'année d'imposition
M D-J
1 2 3 1

3 — The province or territory in Canada where the registered office is to be situated — La province ou le territoire au Canada où se situera le siège social
Ontario

4 — The classes and the maximum number of shares that the corporation is authorized to issue — Catégories et le nombre maximal d'actions que la société est autorisée à émettre
See Schedule "A" attached.

5 — Restrictions, if any, on share transfers — Restrictions sur le transfert des actions, s'il y a lieu none

6 — Number (or minimum and maximum number) of directors — Nombre (ou nombre minimal et maximal) d'administrateurs
Minimum: 5, Maximum: 10

7 — Restrictions, if any, on business the corporation may carry on — Limites imposées à l'activité commerciale de la société, s'il y a lieu none

8 — (1) If change of name effected, previous name — (1) S'il y a changement de dénomination sociale, indiquer la dénomination sociale antérieure
n/a

(2) Details of incorporation — (2) Détails de la constitution
Incorporated pursuant to the Business Corporations Act (Ontario) on March 22, 2004.

9 — Other provisions, if any — Autres dispositions, s'il y a lieu
See Schedule "B" attached.

Signature	Printed Name - Nom en lettres moulées	10 — Capacity of - En qualité de	11 — Tel. No. - N° de tél.
[signature]	John McNeice	CFO	(613) 692-7704

FOR DEPARTMENTAL USE ONLY - À L'USAGE DU MINISTÈRE SEULEMENT

RB AUG '06 12:02

IC 3247 (2003/06)

Canada

DMS-OTTAWA #5652191 v. 1

SCHEDULE “A”
ARTICLES OF CONTINUANCE

1.	An unlimited number of Common Shares, which Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

COMMON SHARES

(a)
Each holder of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation, except meetings at which only holders of other classes or series of shares are entitled to attend, and at all such meetings shall be entitled to one vote in respect of each Common Share held by such holder.

(b)
The holders of the Common Shares shall be entitled, subject to the rights of the holders of shares of any other class ranking in priority to the Common Shares, to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts at such times and in such manner as the board of directors may from time to time determine.

(c)
In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Common Shares shall be entitled, subject to the rights of the holders of any other class ranking in priority to the Common Shares, to receive the remaining assets or property of the Corporation rateably on a per share basis without preference or distinction.

2.	An unlimited number of Class A Preference Shares, such Class A Preference Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

CLASS A PREFERENCE SHARES

(a)
Directors’ Right to Issue in One or More Series:  The Class A Preference Shares may at any time or from time to time be issued in one or more series.  Prior to the issue of the shares of any such series, the directors shall, subject to the limitations set out below, fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including without limitation:

DMS-OTTAWA #5652191 v. 1

(i)	the rate, amount or method of calculation of dividends, if any, and whether the same are subject to adjustments;

(ii)	whether such dividends are cumulative, partly cumulative or non-cumulative;

(iii)	the dates, manner and currency of payments of dividends and the dates from which dividends accrue or become payable;

(iv)	if redeemable or purchasable, the redemption or purchase prices and the terms and conditions of redemption or purchase, with or without provision for sinking or similar funds;

(v)	any conversion, exchange or reclassification rights; and

(vi)	any other rights, privileges, restrictions and conditions not inconsistent with these provisions;

the whole subject to the receipt by the Director under the Canada Business Corporations Act of articles of amendment designating and setting the number of Class A Preference Shares in such series and setting forth the rights, privileges, restrictions and conditions attaching thereto and the issue by the Director of a certificate of amendment with respect thereto.

(b)
Voting Rights:  Except as provided by law and as hereinafter specifically provided, the holders of the Class A Preference Shares shall not be entitled to receive notice of or to attend any meeting of the shareholders of the Corporation and shall not be entitled to vote at any such meeting.  The holders of the Class A Preference Shares shall, however, be entitled to receive notice of any meeting of the shareholders of the Corporation called for the purpose of authorizing the dissolution of the Corporation under the Canada Business Corporations Act or the sale, lease or exchange of all or substantially all of the property of the Corporation other than in the ordinary course of business of the Corporation.

(c)
Payment of Dividends:  The Class A Preference Shares of each series shall, with respect to the payment of dividends, rank on a parity basis without preference or distinction with the Class A Preference Shares of every other series and be entitled to a preference over the Common Shares and the shares of any other class ranking junior to the Class A Preference Shares.  The Class A Preference Shares of any series shall also be entitled to such other preferences, not inconsistent with these provisions, over the Common Shares and the shares of any other class of shares ranking junior to the Class A Preference Shares, as may be fixed in accordance with Section (a).

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(d)
Participation Upon Liquidation, Dissolution and Winding-Up: The Class A Preference Shares of each series shall, with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, rank on a parity basis without preference or distinction with the Class A Preference Shares of every other series and be entitled to a preference over the Common Shares and the shares of any other class ranking junior to the Class A Preference Shares.  The Class A Preference Shares of any series shall also be entitled to such other preferences, not inconsistent with these provisions, over the Common Shares and the shares of any other class of shares ranking junior to the Class A Preference Shares, as may be fixed in accordance with Section (a).

(e)	The approval of the holders of the Class A Preference Shares as a class, as to any matters referred to in these provisions or required by law may be given as specified below:

(i)
Any approval given by the holders of the Class A Preference Shares shall be deemed to have been sufficiently given if it shall have been given in writing by the holders of all of the outstanding Class A Preference Shares or by a resolution passed at a meeting of holders of Class A Preference Shares duly called and held for such purpose upon not less than twenty-one days’ notice at which the holders of at least a majority of the outstanding Class A Preference Shares are present or are represented by proxy and carried by the affirmative vote of not less than 66 2/3% of the votes cast at such meeting.  If at any such meeting the holders of a majority of the outstanding Class A Preference Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than fifteen days thereafter and to such time and place as may be designated by the chairman of the meeting and not less than ten days’ written notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called.  At such adjourned meeting the holders of the Class A Preference Shares present or represented by proxy shall form a quorum and may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of note less than 66 2/3% of the votes cast at such meeting shall constitute the approval of the holders of the Class A Preference Shares.

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(ii)
On every poll taken at any such meeting each holder of Class A Preference Shares shall be entitled to one vote in respect of each Class A Preference Share held by him, her or it.  Subject to the foregoing, the formalities to be observed with respect to the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the Canada Business Corporations Act and the by-laws of the Corporation with respect to meetings of the shareholders.

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SCHEDULE “B”
ARTICLES OF CONTINUANCE

1.
The actual number of directors within the minimum and maximum number set out in paragraph 6 may be determined from time to time by resolution of the directors.  Any vacancy among the directors resulting from an increase in the number of directors as so determined may be filled by resolution of the directors.